EXHIBIT 1(ii)
                             ARTICLES OF AMENDMENT
                              DATED APRIL 24, 2002

                             ARTICLES OF AMENDMENT

                            USAA MUTUAL FUND, INC.

                              ARTICLES OF AMENDMENT

     USAA Mutual Fund, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     SECOND: The name of the "S&P 500 Index Fund" class of capital stock of the Corporation is hereby changed to the "S&P 500 Index Fund Member Class."

     THIRD: The amendment does not increase the authorized capital stock of the Corporation.

     FOURTH: The foregoing amendment to the Charter of the Corporation was approved by a majority of the entire Board of Directors and is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

     IN WITNESS WHEREOF, USAA Mutual Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on this 24th day of April, 2002.



WITNESS:                                 USAA MUTUAL FUND, INC.

/s/ Michael D. Wagner                    /s/ Christopher W. Claus
----------------------------             --------------------------------
Michael D. Wagner                        Christopher W. Claus
Secretary                                President



     THE UNDERSIGNED, President of USAA Mutual Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of such Corporation, the foregoing Articles of Amendment to be the corporate act of such Corporation and hereby certifies that to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                        /s/ Christopher W. Claus
                                        -----------------------------
                                        Christopher W. Claus
                                        President

                                EXHIBIT 1(jj)

                             ARTICLES SUPPLEMENTARY
                              DATED APRIL 24, 2002

                             USAA MUTUAL FUND, INC.

                             ARTICLES SUPPLEMENTARY

     USAA Mutual Fund, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     SECOND: (a) Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article V of the Articles of Incorporation, the Board of Directors has duly classified 350,000,000 authorized and unissued shares of the Corporation as shares of the "S&P 500 Index Fund Reward Class."

                 (b) The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of the S&P 500 Index Fund Member Class are as set forth in the Charter of the Corporation. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of the S&P 500 Index Fund Reward Class are as hereinafter set forth.

                 (c) The shares of the S&P 500 Index Fund Reward Class shall represent the same interest in the Corporation and have identical voting, dividend, liquidation, and other rights with the shares of the S&P 500 Index Fund Member Class; provided, however, that notwithstanding anything in the Charter of the Corporation to the contrary:

                      (1) Shares of the S&P 500 Index Fund Reward Class may be subject to such different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, or such redemption fees, as may be established from time to time by the Board of Directors in accordance with the Investment Company Act of 1940 and applicable rules and regulations of the National Association of Securities Dealers, Inc.

                      (2) Expenses, costs and charges which are determined by or under the supervision of the Board of Directors to be attributable to the S&P 500 Index Fund Reward Class may be charged to the S&P 500 Index Fund Reward Class and appropriately reflected in the net asset value of, or dividends payable on, the shares of such class.

                      (3) As to any matter with respect to which a separate vote of the S&P 500 Index Fund Reward Class is required by the Investment Company Act of 1940 or by the Maryland General Corporation Law, such requirement as to a separate vote by the S&P 500 Index Fund Reward Class shall apply in lieu of Single Class Voting (as defined in the Articles of Incorporation). Except as required otherwise by the Investment Company Act of 1940 or the Maryland General Corporation Law, the holders of shares of the S&P 500 Index Fund Reward Class shall not be entitled to vote as to any matter which does not affect the interest of the S&P 500 Index Fund Reward Class.


                      (4) Shares of the S&P 500 Index Fund Reward Class may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940.

     FOURTH: The foregoing amendment to the Charter of the Corporation does not increase the authorized capital stock of the Corporation.

     IN WITNESS WHEREOF, USAA Mutual Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on this 24th day of April, 2002.


WITNESS:                                USAA MUTUAL FUND, INC.



/s/ Michael D. Wagner                   /s/ Christopher W. Claus
------------------------                -------------------------------
Michael D. Wagner                       Christopher W. Claus
Secretary                               President



     THE UNDERSIGNED, President of USAA Mutual Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of such Corporation, the foregoing Articles Supplementary to be the corporate act of such Corporation and hereby certifies that to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                        /s/ Christopher W. Claus
                                        --------------------------------
                                        Christopher W. Claus
                                        President